Exhibit 99.1

Sasha Gentling, CFA Joins BioSig as Director of Business Development

Former Investment Officer at Mayo Clinic to oversee relationships in the Midwest

Westport, CT, November 06, 2019 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or “The Company”), a medical technology company developing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that the Company further expanded its Investor Relations team by appoining Ms. Sasha Gentling, CFA as Director of Business Development and Investments.

Minnesota based Ms. Gentling becomes the first employee of BioSig’s Rochester office. Prior to joining the Company, Ms. Gentling served as Investment Officer at Mayo Clinic, a role, in which she managed key components of Mayo Clinic’s investment portfolio, overseeing external manager relationships in absolute return core credit hedge fund strategies, fixed income, and real estate private equity, as well as conducting comprehensive due diligence on potential new investments in both public and private markets. Prior to that role Ms. Gentling managed investor communications and marketing activities at Connecticut based Discerene Group, during which time AUM increased by over $700 million. During the course of her career Ms. Gentling conducted extensive research for emerging value-oriented hedge funds and generated investment recommendations by building and maintaining earnings, valuation models and financial projections. Ms. Gentling holds an MBA in Finance and Management from Columbia Business School and a BA in English and Music from Middlebury College.

“We were impressed by Sasha’s investement experience and her achievements in both profit and non-profit organizations,” commented Kenneth L. Londoner, Chairman and CEO of BioSig Technologies, Inc. “Sasha is an excellent addition to our accomplished business team, and her expertise in managing endowments, family offices and impact investment groups will be highly beneficial to our expanding business relationships in the Midwest.”

“Investment communities are on a constant lookout for value opportunities, and there is a growing interest in high-potential life science companies that are aiming to address complex, often unresolvable clinical needs. It is fascinating just how much goes on behind the scenes at BioSig, and I look forward to contributing my knowledge and experience to this rapidly growing innovative company,” said Ms. Gentling.

BioSig recently appointed Mr. Andrew Ballou as Vice President of Investor Relations. The Company’s stock was listed on the Nasdaq Capital Market exchange in September 2018 and was recently added to the Russell 3000 Index.

About BioSig Technologies
BioSig Technologies is a medical technology company developing a proprietary biomedical signal processing platform designed to improve the electrophysiology (EP) marketplace (www.biosig.com). Led by a proven management team and a veteran Board of Directors, BioSig Technologies is preparing to commercialize its PURE EP(tm) System. The technology has been developed to address an unmet need in a large and growing market.

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory. The system is indicated for use under the supervision of licensed healthcare practitioners who are responsible for interpreting the data. This novel cardiac signal acquisition and display system is engineered to assist electrophysiologists in clinical decision-making during electrophysiology procedures in patients with abnormal heart rates and rhythms. BioSig’s ultimate goal is to deliver technology to improve upon catheter ablation treatments for the prevalent and potentially deadly arrhythmias, Atrial Fibrillation and Ventricular Tachycardia. BioSig has partnered with Minnetronix on technology development and received FDA 510(k) clearance for the PURE EP(tm) System in August 2018.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x119